Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned hereby certifies, in his capacity as an officer of Tengtu International Corp. (the "Company"), for the purposes of 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

      1. The Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2004 fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2005


/s/ Dr. Penghui Liu
-----------------------------------
Dr. Penghui Liu
Chief Executive Officer


/s/ Zhenlin Xia
-----------------------------------
Zhenlin Xia
Chief Financial Officer

      A signed original of this written statement required by Section 906 has been provided to Tengtu International Corp. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.